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Jon W. Clark

Chief Financial Officer

(212) 297-1000

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Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports Second Quarter 2013 Financial Results

Quarterly Highlights

•	Recognized total revenues of $16.3 million and recorded a net loss to common stockholders of $6.7 million or $0.11 per diluted common share.

•	Generated negative funds from operations, or FFO, of $3.5 million or $0.06 per diluted common share.

•	Generated adjusted funds from operations, or AFFO, of $0.0 million or $0.00 per fully diluted common share.

•	Acquired 11 properties for a total purchase price of approximately $111.2 million with an average lease term of 15 years.

•	Sold the defeased mortgage and corresponding pool of pledged treasury securities in the Bank of America Joint Venture, generating net cash proceeds of $1.8 million to the Company and eliminating future interest expense (or losses) related to the defeased mortgage.

•	Reduced management, general and administrative expenses, or MG&A, to $4.3 million for the quarter from $4.4 million from the prior quarter. MG&A was $9.3 million for the same quarter of the prior year.

•	Recognized $5.4 million of incentive fees based upon the value of the KBS Portfolio at quarter end.

•	Recorded an impairment to write-down the carrying value of retained CDO bonds by approximately $1.0 million to $7.6 million.

•	Ended the second quarter of 2013 with cash and cash equivalents of $49.0 million as compared to $100.5 million reported at the end of the prior quarter.

Summary

NEW YORK, N.Y. – August 6, 2013 – Gramercy Property Trust Inc. (NYSE: GPT) today reported a net loss to common stockholders of $6.7 million, or $0.11 per fully diluted common share, and for the six months ended June 30, 2013, net income to common stockholders of $386.7 million, or $6.59 per fully diluted common share. For the quarter, FFO was negative $3.5 million, or $0.06 per fully diluted common share, and for the six months ended June 30, 2013, FFO was $392.5 million, or $6.69 per fully diluted common share. For the quarter the Company generated AFFO of $0.0 million, or $0.00 per fully diluted common share, and for the six months ended June 30, 2013, AFFO was negative $0.9 million, or $0.01 per fully diluted common share. A reconciliation of FFO and AFFO to net income available to common stockholders is included on page 9 of the press release.

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As of June 30, 2013, the Company maintained $49.0 million of unrestricted cash as compared to approximately $100.5 million reported as of March 31, 2013. Subsequent to quarter end, the Company received approximately $4.7 million of its outstanding servicing advances receivable in cash.

MG&A expenses were $4.3 million for the quarter ended June 30, 2013 as compared to $4.4 million in the prior quarter and $9.3 million in the same quarter of the prior year. Decreases in MG&A expenses are primarily attributable to reductions in salary and employee benefit costs and reduced professional fees due in large part to the reduced complexity of the Company’s business subsequent to the disposal of the commercial real estate finance business. In addition, the Company has expensed a total of $0.7 million, or $0.01 per fully diluted common share, and $1.2 million, or $0.02 per fully diluted common share for the three and six months ended June 30, 2013, respectively, related to acquisition costs.

In the second quarter of 2013, the Company recorded an impairment to write-down the carrying value of its retained CDO bonds to approximately $7.6 million from the prior quarter’s carrying value of $8.6 million. The reduction in carrying value is primarily attributable changes in expected cash flows available to the Company’s bonds related to a 50-basis point increase in the forward LIBOR curve, and adjustment made to extend the maturity and otherwise delay the resolution date of two large assets contained within the CDO collateral.

Gordon F. DuGan, Chief Executive Officer, commented, “The direction and momentum of the Company is very exciting and is a testament to the hard work of the entire team here at Gramercy. We continue to outpace our expectations, closing 11 discrete acquisitions in the second quarter. I am especially pleased with the results of our differentiated net lease investment strategy and our ability to find attractive investments that meet our strict underwriting standards. Our Asset Management platform continues to be a source of profits and acquisition opportunities. As we move forward, I am more confident than ever that we are creating a best-in-class, next generation net lease REIT that will grow and continue to be a significant factor in the net lease industry.”

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Acquisition Activity

In the second quarter of 2013, the Company acquired 11 properties for a total purchase price of approximately $111.2 million with a 15-year average lease term, summarized below:

(Dollar amount in thousands)
Investment	Location	Metropolitan Statistical Area (MSA)	Major Tenants	Square Feet /Doors	Purchase Price	Occupancy
Bank Branch Portfolio
Emmaus Bank Branch	Emmaus, PA	Allentown	Wells Fargo	4,800	$1,610	100%
Calabash Bank Branch	Calabash, NC	Wilmington	PNC Bank	2,048	610	100%
				6,848	$2,220	100%

Warehouse Portfolio
Bulk Warehouse/Assembly
Bellmawr Industrial	Bellmawr, NJ	Philadelphia	FedEx	62,230	$4,175	100%
Freezer/Cooler
Hialeah Industrial[1]	Hialeah, FL	Miami	Preferred Freezer	120,000	25,000	100%
Logan Township Industrial	Logan Township, NJ	Philadelphia	UNFI	70,000	11,725	100%
				252,230	$40,900	100%

Specialty Assets
Hutchins Auto Auction Facility[2]	Hutchins, TX	Dallas	KAR/Adesa	196,300	$58,500	100%
				196,300	$58,500	100%

Cross-Dock Truck Terminals				Doors[3]
Atlanta Truck Terminal	Atlanta, GA	Atlanta	FedEx Freight	178	$7,850	100%
Deer Park Truck Terminal	Deer Park, NY	New York/New Jersey	YRC Freight	54	3,900	100%
Elkridge Truck Terminal	Elkridge, MD	Baltimore/Washington	New Penn	61	5,900	100%
Houston Truck Terminal	Houston, TX	Houston	YRC Freight	189	6,914	100%
Orlando Truck Terminal	Orlando, FL	Orlando	YRC Freight	72	5,036	100%
				554	$29,600	100%

[1]	Build-to-Suit commitment to construct a 120,000 square foot cold storage facility which will be 100% leased for an initial term of 25 years when completed in the second quarter of 2014. Total costs are expected to be approximately $25.0 million.

[2]	Encumbered with a fully-amortizing, first mortgage of approximately $26.3 million at a fixed rate of 6.95% that is co-terminus with the lease. The first mortgages was assumed at the acquisition.

[3]	The Cross-Dock Truck Terminals contain approximately 330,000 building square footage. Cross-Dock Truck Terminals are typically sized based upon the number of dock doors.

Bank Of America Portfolio Joint Venture

For the second quarter of 2013, the Company’s interest in the Bank of America Joint Venture resulted in a $2.6 million net loss as summarized below (amounts in thousands):

Three months ended
June 30, 2013
Income from core properties	$818
Income from held-for-sale properties	190
Loss from defeasance pools	(3,642)

Equity in net income (loss) from joint venture(1)	$(2,634)

Distributions from the joint venture	$19,325

(1)	The Company’s Statement of Operations also includes a net contribution of $31 from its Philips Building joint venture for a total equity in net loss from joint ventures of $2,603.

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In connection with the acquisition, the Joint Venture acquired a pool of treasury securities that defeased the mortgage loan that had previously encumbered the acquired properties. Although principal and interest payments from the defeasance pool covered the necessary debt service requirements of the defeased mortgage, the interest income generated from the treasury securities was less than the interest expense on the defeased mortgage, generating a net loss for GAAP purposes.  In May 2013, the Joint Venture sold the defeased mortgage and corresponding pool of pledged treasury securities for net cash proceeds of $3.6 million, of which $1.8 million was distributed to the Company. Subsequent to the sale of the defeasance pool, the contribution of GAAP income from the Joint Venture is expected to increase substantially.

The Company also sold a total of 20 held-for-sale properties from the Bank of America Portfolio Joint Venture during the second quarter of 2013, for net proceeds to the Joint Venture of approximately $21.4 million.

Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third-parties, approximately $1.5 billion of commercial properties leased primarily to regulated financial institutions and affiliated users throughout the United States.

In the second quarter 2013, Gramercy Asset Management recognized fee revenues of $13.6 million in property management, asset management, administrative and incentive fees. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS Real Estate Investment Trust, Inc.

In addition to base management fees of approximately $9.0 million per year, the Management Agreement for the KBS Portfolio provides for an incentive fee, or the Threshold Value Profits Participation, in an amount equal to the greater of: (a) $3.5 million or (b) 10% of the amount, by which the portfolio equity value exceeds $375.0 million. During the second quarter of 2013, the Company recognized an additional $5.4 million of incentive fees based upon the portfolio equity value at quarter end, and the Company expects to earn the remaining $4.2 million over the remaining term of the agreement. The Threshold Value Profits Participation is capped at a maximum of $12.0 million. Net of the corresponding taxes, the incentive fee contributed approximately $3.2 million to net income available to common stockholders and FFO, or $0.05 per diluted common share. The Threshold Value Profits Participation is payable 60 days after the earlier to occur of June 30, 2014 (or March 31, 2015 upon satisfaction of certain extension conditions, including the payment by KBS of a $0.8 million extension fee) and the date on which KBS, directly or indirectly, sells, conveys or otherwise transfers at least 90% of the KBS Portfolio (by value).

Dividends

Beginning with the third quarter of 2008, the Company’s Board of Directors elected not to pay a dividend on the Company’s common stock. The Company’s Board of Directors also elected not to pay the Series A preferred stock dividend of $0.50781 per share beginning with the fourth quarter of 2008. In the early stages of the implementation of the Company’s its business strategy, the Company will seek to maximize capital available for investment and, therefore, expects to continue its policy of not paying dividends on its preferred or common stock. The Company expects, however, that as its business strategy is implemented and sustainable cash flows grow, the Company will re-evaluate its dividend policy with the intention of resuming dividends to stockholders.

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Company Profile

Gramercy Property Trust Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing office and industrial properties net leased to high quality tenants in major markets throughout the United States. The Company also operates an asset management business that manages for third-parties, including our joint venture partners, commercial real estate assets throughout the United States primarily leased to financial institutions and affiliated users.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 212-297-1000.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Tuesday, August 6, 2013, at 2:00 PM EDT to discuss second quarter 2013 financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, under the Investor Center section in the “Events and Presentations” tab.

The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com and on Thomson’s StreetEvents Network. The presentation may also be accessed by dialing (888) 771-4371 - Domestic or (847) 585-4405 - International, using pass code “GRAMERCY”.

A replay of the call will be available from August 6, 2013 at 5:00 PM EDT through August 9, 2013 at 11:59 PM EDT by dialing (888) 843-7419 - Domestic or (630) 652-3042 - International, using pass code 3481 4560#.

(GKK-EN)

Disclaimer

Non GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

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Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including those listed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Management fees	$13,617	$9,616	$21,932	$17,929
Rental revenue	1,804	-	2,460	-
Investment income	617	-	769	-
Operating expense reimbursements	196	-	304	-
Other income	70	24	106	66
Total revenues	16,304	9,640	25,571	17,995
Expenses
Property operating expenses:
Property management expenses	5,016	5,631	11,173	11,799
Property operating expenses	307	-	424	-
Total property operating expenses	5,323	5,631	11,597	11,799
Other-than-temporary impairment	1,682	-	1,682	-
Portion of impairment recognized in other comprehensive loss	-	-	-	-
Net impairment recognized in earnings	1,682	-	1,682	-
Depreciation and amortization	919	45	1,256	86
Interest Expense	85	-	85	-
Management, general and administrative	4,272	9,319	8,694	14,446
Acquisition expenses	698	-	1,249	-
Total expenses	12,979	14,995	24,563	26,331
Income (loss) from continuing operations before equity in income (loss) from joint ventures and provisions for taxes	3,325	(5,355)	1,008	(8,336)

Equity in net income (loss) of joint ventures	(2,603)	29	(3,791)	57
Income (loss) from continuing operations before provision for taxes and discontinued operations	722	(5,326)	(2,783)	(8,279)
Provision for taxes	(4,441)	(2,107)	(4,846)	(3,419)
Net loss from continuing operations	(3,719)	(7,433)	(7,629)	(11,698)
Net income (loss) from discontinued operations	(1,175)	(12,331)	9,970	(20,368)
Gain on sale of joint venture interest to a related party	-	-	1,317	-
Net gains from disposals	-	53	389,140	11,996
Provision for taxes	-		(2,515)	-
Net income (loss) from discontinued operations	(1,175)	(12,278)	397,912	(8,372)
Net income (loss) attributable to Gramercy Property Trust Inc.	(4,894)	(19,711)	390,283	(20,070)
Accrued preferred stock dividends	(1,790)	(1,790)	(3,580)	(3,580)
Net income (loss) available to common stockholders	$(6,684)	$(21,501)	$386,703	$(23,650)
Other comprehensive income (loss):
Unrealized gain (loss) on debt securities and derivative instruments:
Unrealized holding gains (losses) arising during period	$183	$(11,888)	$183	$107,345
Reclassification of unrealized holding gains on debt securities and derivative instruments into discontinued operations	-	-	95,265	-
Other comprehensive income (loss):	183	(11,888)	95,448	107,345
Comprehensive income (loss) attributable to Gramercy Property Trust Inc.	$(4,711)	$(31,599)	$485,731	$87,275
Comprehensive income (loss) attributable to common stockholders	$(6,501)	$(33,389)	$482,151	$83,695
Basic earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.09)	$(0.18)	$(0.20)	$(0.31)
Net income (loss) from discontinued operations	(0.02)	(0.24)	6.79	(0.16)
Net income (loss) available to common stockholders	$(0.11)	$(0.42)	$6.59	$(0.47)
Diluted earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.09)	$(0.18)	$(0.20)	$(0.31)
Net income (loss) from discontinued operations	(0.02)	(0.24)	6.79	(0.16)
Net income (loss) available to common stockholders	$(0.11)	$(0.42)	$6.59	$(0.47)
Basic weighted average common shares outstanding	58,605,219	50,759,306	58,641,447	50,739,482
Diluted weighted average common shares and common share equivalents outstanding	58,605,219	50,759,306	58,641,447	50,739,482

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Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)

	June 30,	December 31,
	2013	2012
Assets:
Real estate investments, at cost:
Land	$40,131	$1,800
Building and improvements	137,216	21,359
Less: accumulated depreciation	(774)	(50)
Total real estate investments, net	176,573	23,109
Cash and cash equivalents	48,993	105,402
Investment in joint ventures	49,920	72,742
Servicing advances receivable	14,604	-
Retained CDO bonds	7,645	-
Assets held-for-sale, net (includes consolidated VIEs of $0 and $1,913,353, respectively)	-	1,952,264
Tenant and other receivables, net	12,521	4,123
Acquired lease assets, net of accumulated amortization of $556 and $42	13,602	4,386
Deferred costs, net of accumulated amortization of $6 and $2,033	467	415
Other assets	5,579	6,395
Total assets	$329,904	$2,168,836

Liabilities and Equity (Deficit):
Liabilities:
Mortgage notes payable	$48,714	$-
Accounts payable and accrued expenses	10,363	8,908
Dividends payable	34,019	30,438
Deferred revenue	488	33
Below-market lease liabilities, net of accumulated amortization of $121 and $4	4,020	458

Liabilities related to assets held-for-sale (includes consolidated VIEs of $0 and $2,374,516, respectively)	-	2,380,162
Other liabilities	1,032	665
Total liabilities	98,636	2,420,664

Commitments and contingencies	-	-

Equity (deficit):
Common stock, Class A-1, par value $0.001, 96,000,000 shares authorized, 55,372,672 and 56,731,002 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively.	55	57
Common stock, Class B-1, par value $0.001, 2,000,000 shares authorized, issued and outstanding at June 30, 2013 and December 31, 2012.	2	2
Common stock, Class B-2, par value $0.001, 2,000,000 shares authorized, issued and outstanding at June 30, 2013 and December 31, 2012.	2	2
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, 4,600,000 shares authorized, 3,525,822 shares issued and outstanding at June 30, 2013 and December 31, 2012.	85,235	85,235
Additional paid-in-capital	1,103,216	1,102,227
Accumulated other comprehensive loss	183	(95,265)
Accumulated deficit	(958,286)	(1,344,989)
Total Gramercy Property Trust Inc. stockholders' equity (deficit)	230,407	(252,731)
Non-controlling interest	861	903
Total equity (deficit)	231,268	(251,828)
Total liabilities and equity (deficit)	$329,904	$2,168,836

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income (loss) available to common shareholders	$(6,684)	$(21,501)	$386,703	$(23,650)
Add:
Depreciation and amortization	919	1,482	1,721	3,054
FFO adjustments for unconsolidated joint ventures	2,266	67	4,647	134
Non-cash impairment of real estate investments	-	2,639	-	2,639
Less:
Non-real estate depreciation and amortization	(46)	(1,210)	(551)	(2,516)
Gain on sale of real estate	-	(53)	-	(11,996)
Funds from operations	$(3,545)	$(18,576)	$392,520	$(32,335)

Add:
Property acquisition costs	698	-	1,249	-
Non-cash stock-based compensation expense	577	827	989	1,248
Amortization of above market lease assets	39	-	75	-
Amortization of deferred financing costs	6	-	6	-
Other-than-temporary impairments on retained bonds	1,682	-	1,682	-
AFFO adjustments for joint ventures	3,121	9	4,644	18
(Income) loss from discontinued operations	1,175	12,278	(397,912)	8,372
Less:
Straight-lined rent	(518)	-	(651)	-
Amortization of below market lease liabilities	(104)	-	(117)	-
FFO adjustment for discontinued operations	-	(2,879)	(15)	8,777
Incentive fees, net of taxes	(3,166)	(182)	(3,326)	(390)

Adjusted Funds from Operations	$(35)	$(8,523)	$(856)	$(14,310)

Funds from operations per share - basic	$(0.06)	$(0.37)	$6.69	$(0.64)

Funds from operations per share - diluted	$(0.06)	$(0.37)	$6.69	$(0.64)

Adjusted funds from operations per share - basic	$(0.00)	$(0.17)	$(0.01)	$(0.29)

Adjusted funds from operations per share - diluted	$(0.00)	$(0.17)	$(0.01)	$(0.29)

The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

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